EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-147154 and 333-147153) and Form S-8 (Nos. 333-179730, 333-170417, 333-145741, 333-138839, 333-96967, 333-55082, 333-48226, 333-31120, 333-69381, 333-37369, 333-37371, and 033-58991) of EXAR Corporation of our report dated June 13, 2012 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
June 12, 2013